Exhibit 5.1
January 11, 2021
Opiant Pharmaceuticals, Inc.
233 Wilshire Blvd., Suite 280
Santa Monica, California 90401
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), filed by Opiant Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the offer and sale of the Common Stock (as defined below).
The Registration Statement relates to the proposed offer, sale and issuance by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and the supplements to the prospectus referred to therein (each a "Prospectus Supplement"), of up to an aggregate offering price of $24,999,991.68, or the equivalent thereof, of shares of the Company's common stock, $0.001 par value per share (the "Common Stock").
The shares of the Common Stock are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The shares of the Common Stock are to be sold pursuant to a purchase or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.
We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Common Stock offered thereby; (vi) that the Common Stock will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase or similar agreement with respect to any of the Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any of the Common Stock issued will be duly authorized, created and reserved for issuance and there will be sufficient shares of the Common Stock authorized under the Company's organizational documents that are not otherwise reserved for issuance; and (ix) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
Based on such examination, we are of the opinion that:
1.With respect to the shares of the Common Stock, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of the Common Stock and related matters; and (b) the shares of the Common Stock have been duly delivered in accordance with the applicable definitive purchase or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then the shares of the Common Stock will be validly issued, fully paid and nonassessable.
Our opinion that any document is legal, valid and binding is qualified as to:
(a)    limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;
(b)    rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)    general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.
We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America (including the statutory provisions and all applicable judicial decisions interpreting those laws).
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    We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.
Very truly yours,
/s/ WILSON SONSINI GOODRICH & ROSATI
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation